Exhibit 25-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             123 SOUTH BROAD STREET
                             PHILADELPHIA, PA 19109
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (215) 670-6300
            (Name, address and telephone number of Agent for Service)

                               PECO ENERGY COMPANY

               (Exact Name of Obligor as Specified in its Charter)

                                  PENNSYLVANIA

          State or other jurisdiction of Incorporation or Organization)

                                   23-0970240

                      (I.R.S. Employer Identification No.)


                               2301 MARKET STREET
                                  P.O. BOX 8699
                                PHILADELPHIA, PA

                    (Address of Principal Executive Offices)

                                      19101
                                   (Zip Code)


                    % FIRST AND REFUNDING MORTGAGE BONDS DUE
                         (Title of Indenture Securities)

1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:
   Comptroller of the Currency
   United States Department of the Treasury
   Washington, D.C.  20219

   Federal Reserve Bank
   Richmond, Virginia 23219

   Federal Deposit Insurance Corporation
   Washington, D.C.  20429

b) Whether it is authorized to exercise corporate trust powers.

   Yes.

2. Affiliations with obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

3. Voting securities of the trustee.

     Furnish the following information as to each class of voting securities of the trustee:

   Not applicable - see answer to Item 13.

4. Trusteeships under other indentures.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

   Not applicable - see answer to Item 13.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

    Not applicable - see answer to Item 13.
6. Voting securities of the trustee owned by the obligor or its officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

    Not applicable - see answer to Item 13.


7. Voting securities of the trustee owned by underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

    Not applicable - see answer to Item 13.


8. Securities of the obligor owned or held by the trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

    Not applicable - see answer to Item 13.


9. Securities of underwriters owned or held by the trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     Not applicable - see answer to Item 13.


11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


12. Indebtedness of the obligor to the trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     Not applicable - see answer to Item 13.


13. Defaults by the obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None

14. Affiliations with the underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not applicable - see answer to Item 13.


15.   Foreign trustee.

     Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not applicable - trustee is a national banking association organized under the laws of the United States.


16.   List of Exhibits.

 List below all exhibits filed as part of this statement of eligibility.

__ 1. Copy of Articles of Association of the trustee as now in effect*

__ 2. Copy of the Certificate of the Comptroller of the Currency dated March 27,
      2002, evidencing the authority of the trustee to transact business*

__ 3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller - of the Currency dated March 27,2002*

X  4. Copy of existing by-laws of the trustee
--

__ 5. Copy of each indenture referred to in Item 4, if the obligor is in default. -Not Applicable.

X  6. Consent of the trustee required by Section 321(b) of the Act.
--

__ 7. Copy of report of condition of the trustee published pursuant to the requirements of its supervising authority**

__ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. - Not Applicable

__ 9. Consent to service of process required of foreign trustees pursuant to
      Rule 10a-4 under the Act. - Not Applicable
------------------------


*Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-86036.


**This report is available over the Internet at the website of the Federal Deposit Insurance Corporation and this report as therein contained is incorporated herein by reference. This website is located at http://www3.fdic.gov/idasp/main.asp. Once at that address, type in "Wachovia Bank, National Association" at the field entitled "Institution Name" then click on the "Find" field above where the name of the bank has been typed in then click on the certificate number for Wachovia Corporation (33869) then click on the "Generate Report" field.






                                      NOTE
        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939,the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and the Commonwealth of Pennsylvania, on the 13th day of May, 2003.



                                          Wachovia Bank, National Association



                                                      By:/s/George J. Rayzis
                                                         -------------------
                                                             George J. Rayzis
                                                               Vice President






EXHIBIT T-4

                         AMENDED AND RESTATED BY-LAWS OF

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                  Charter No. 1


                           Effective October 15, 2002

                                   BY-LAWS OF

                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                    ARTICLE I

                            Meetings of Shareholders
                            ------------------------

         Section 1.1 Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 2002, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth its reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting would otherwise fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of the outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.

         Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three (3) or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of the Association. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

         Section 1.3 Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholders of any outstanding class of capital stock of the Association entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D. C., not fewer than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors, provided, however, that if fewer than twenty-one
(21) days' notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the

Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

         Section 1.4 Judges of Election. The Board may at any time appoint from among the shareholders three (3) or more persons to serve as Judges of Election at any meeting of shareholders; to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.

         Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

         Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.


                                   ARTICLE II

                                    Directors
                                    ---------

         Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

         Section 2.2 Number. The Board shall consist of not fewer than five (5) nor more than twenty-five (25) Directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any annual or special meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which, (1) exceeds by more than two (2) the number of Directors last elected by shareholders where such number was fifteen (15) or fewer, and (2) to a number which exceeds by more than four (4) the number of Directors last elected by shareholders where such number was sixteen (16) or more, but in no event shall the number of Directors exceed twenty-five (25).

         Section 2.3 Organization Meeting. The Secretary of the meeting upon receiving the Certificate of the Judges of Election, of the result of any election, shall notify the Directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting from time to time, until a quorum is obtained.

         Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the places or times thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday in February, April, June, August, October and December, commencing with April 2002, at the Main Office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board would otherwise fall on a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

         Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

         Section 2.6 Quorum. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

         Section 2.7 Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a Director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

         Section 2.8 Advisory Boards. The Board of Directors may appoint Advisory Boards for each of the States in which the Association conducts operations. Each such Advisory Board shall consist of as many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Association in such State with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate. The senior officer in such State, or such officers as directed by such senior officer, may appoint advisory boards for geographic regions within such State and may consult with the State Advisory Boards prior to such appointments.

                                   ARTICLE III

                             Committees of the Board
                             -----------------------

         Section 3.1 The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may designate two (2) or more Directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of these By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to shareholders of any action requiring shareholder approval.

         The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.

         A majority of the members of any committee of the Board of Directors may fix such committee's rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.


                                   ARTICLE IV

                             Officers and Employees
                             ----------------------

         Section 4.1 Officers. The officers of the Association may be a Chairman of the Board, a Vice Chairman of the Board, one or more Chairmen or Vice Chairmen (who shall not be required to be Directors of the Association), a President, one or more Vice Presidents, a Secretary, a Cashier or Treasurer, and such other officers, including officers holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by one person, but no officer shall sign or execute any document in more than one capacity.

         Section 4.2 Election, Term of Office, and Qualification. Each officer shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.

         Section 4.3 Officers Acting as Assistant Secretary. Notwithstanding
Section 4.1 of these By-laws, any officer holding the title of Assistant Vice President or above shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Association, and to such extent, said officers are appointed to the office of Assistant Secretary.

         Section 4.4 Chief Executive Officer. The Board of Directors shall designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.

         Section 4.5 Duties of Officers. The duties of all officers shall be prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the Association not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.

         Section 4.6 Other Employees. The Board of Directors may appoint from time to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

         Section 4.7 Removal and Resignation. Any officer or employee of the Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding Section 4.6. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

                                    ARTICLE V

                                Fiduciary Powers
                                ----------------

         Section 5.1 Trust Services Division. There shall be divisions of this Association known as the Capital Management Group and the Wealth Management Group which shall be responsible for the exercise of the fiduciary activities of this Association.

         Section 5.2 Trust Officers. There shall be one or more Officers of this Association whose duties shall be to manage, supervise and direct all the fiduciary activities of the Capital Management and Wealth Management Groups. Further, there shall be one or more Senior Trust Officers designated to assist the Officers in the performance of their duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management and Wealth Management Groups in accordance with provisions of applicable laws and regulations.

         Section 5.3 General Trust Committee. There shall be a General Trust Committee composed of not fewer than four (4) members of the Board of Directors or officers of this Association who shall be appointed annually, or from time to time, by the Board of Directors of this Association. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the General Trust Committee at any time, fill any vacancies therein, or discharge any member thereof with or without cause at any time. The General Trust Committee shall counsel and advise on all matters relating to the fiduciary business or affairs of the Capital Management and Wealth Management Groups and shall adopt overall policies for the conduct of the fiduciary business of the Capital Management and Wealth Management Groups, including, but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The General Trust Committee shall assign the administration and performance of any of its fiduciary powers or duties to any subcommittee as it may designate. The General Trust Committee shall appoint the members of any such subcommittees and shall determine the number of members which constitutes a quorum at meetings of such subcommittees. The General Trust Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the General Trust Committee shall review the actions of all officers, employees and committees utilized by this Association in connection with the fiduciary activities of the Capital Management and Wealth Management Groups and may assign the administration and performance of any fiduciary powers or duties to any officers or employees of the Capital Management Group or Wealth Management Group or to any committee it may designate. One of the methods to be used in the review process will be the scrutiny of the Reports of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of Wachovia Corporation, as they relate to the activities of the Capital Management and Wealth Management Groups. These reviews shall be in addition to reviews of such reports by the Audit Committee of the Board of Directors. The Chairman of the General Trust Committee shall be appointed by the Board of Directors. The Chairman of the General Trust Committee shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary and approved by its Chairman. Further, the General Trust Committee shall make its minutes available to the Board of Directors at its next regularly scheduled meeting following a meeting of the General Trust Committee. As required by Section 9.4 of Regulation 9 of the Comptroller of the Currency, the Board of Directors retains responsibility for the proper exercise of this Association's fiduciary powers.

Members of the General Trust Committee will abide by the Association's Code of Conduct as it applies to the Capital Management and Wealth Management Groups.


                                   ARTICLE VI

                          Stock and Stock Certificates
                          ----------------------------

         Section 6.1 Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

         Section 6.2 Stock Certificates. Certificates of stock shall bear the signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized

Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


                                   ARTICLE VII

                                 Corporate Seal
                                 --------------

         Section 7.1 The President, the Cashier, the Secretary, or any Assistant Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be in the form adopted by the Board of Directors.


                                  ARTICLE VIII

                            Miscellaneous Provisions
                            ------------------------

         Section 8.1 Fiscal Year. The fiscal year of the Association shall be the calendar year.

         Section 8.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, notices, applications, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, any Chairman or Vice Chairman, the President, any Senior Executive Vice President, Executive Vice President, Vice President or Assistant Vice President, the Secretary, the Cashier or Treasurer, or any officer holding similar or equivalent titles to the above in any regions, divisions or functional units of the Association, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer (or equivalent titles), and if so required by applicable law or regulation, attested or countersigned by the Secretary or Assistant Secretary; provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

         Section 8.3 Records. The Articles of Association, the By-laws, and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.


                                   ARTICLE IX

                                     By-laws
                                     -------

         Section 9.1 Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

         Section 9.2 Amendments. The By-laws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

                                    ARTICLE X

                                Emergency By-Laws
                                -----------------

         Section 10.1. Emergency. In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the Directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.

         Section 10.2. Officers Pro Tempore. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any Director, for the time being.

         Section 10.3. Executive Committee Powers. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its Directors and officers as contemplated by these By-laws, any two (2) or more available members of the Board of Directors shall constitute the Executive Committee and shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of Article II of these By-laws; and in addition, the Executive Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under Section
5.3 of Article V hereof. In the event of the unavailability, at such time, of a minimum of two (2) members of the then incumbent Executive Committee, any three
(3) available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose. Any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

         Section 10.4. Officer Succession. If consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

         Chairman
         President
         Head of the General Bank
         Division Head/Area Administrator - Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.

         Any one of the above persons who in accordance with this Section 10.4 assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Main Office decide in writing he is unable to perform said duties or until the elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.

         Section 10.5. Certification. Anyone dealing with this Association may accept a certification by any three (3) officers that a specified individual is acting as Chief Executive Officer in accordance with this By-law; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three (3) officers of the Association.

         Section 10.6. Alternate Locations. The offices of the Association at which its business shall be conducted shall be the Main Office thereof and each of its branches, and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

         Section 10.7. Acting Main Offices. In case of war or warlike damage or disaster, the Main Office of this Association, located in Charlotte, North Carolina, is unable temporarily to continue its functions, the Business Continuity Plan, as approved by the Board of Directors from time to time, shall automatically and without further action of this Board of Directors become effective.

         Section 10.8. Resumption of Main Office. The Main Office shall resume its functions at its legally authorized location as soon as practicable as determined by the Executive Committee pursuant to Section 10.3 of these By-laws.

























Exhibit T-6
                             CONSENT OF THE TRUSTEE





  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of

1939, and in connection with the proposed issue of PECO Energy Company First and Refunding Mortgage Bonds, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                        WACHOVIA BANK, NATIONAL ASSOCIATION



                                                   By: /s/ George J. Rayzis
                                                      ---------------------
                                                           George J. Rayzis
                                                             Vice President




Philadelphia, Pennsylvania

May 13, 2003